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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-99511 effective July 18, 1985; File No. 33-32070 effective December 5, 1989; File No. 33-34621 effective May 20, 1990; File No. 33-35368 effective July 1, 1990; File No. 33-35990 effective July 24, 1990; File No. 33-45351 effective January 28, 1992; File No. 333-70545 effective January 13, 1999) of Minntech Corporation of our report dated May 14, 1999 appearing on page 41 of this form 10-K.



PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 28, 1999